Ex-99.B11





               INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement No. 2-87490 under the Securities Act of 1993, of our report dated January 22, 1999, relating to PC&J Performance Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights' and "Auditors" in such Registration Statement.


/s/ Deloitte & Touche, LLP

Dayton, Ohio
April 22, 1999